Exhibit 10.13

EXECUTION VERSION

CONFIDENTIAL

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into as of November 21, 2018 by and between Aruvant Sciences Ltd., an exempted limited company incorporated in Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Company”) and Cincinnati Children’s Hospital Medical Center, a not-for-profit corporation organized under the laws of the State of Ohio with a registered office at 3333 Burnet Avenue, Cincinnati, Ohio (the “Subscriber”). For purposes of this Agreement, the Company and the Subscriber are each a “Party” and together may be referred to as the “Parties”.

RECITALS

WHEREAS, the Company’s indirect subsidiary, Aruvant Sciences GmbH (“ASG”), and the Subscriber are parties to that certain License Agreement dated as of the date hereof (the “License Agreement”);

WHEREAS, in partial consideration for the rights being granted by the Subscriber to ASG under the License Agreement, the Company wishes to issue nine million (9,000,000) Shares to the Subscriber, subject to the terms and conditions of this Agreement; and

WHEREAS, the Subscriber wishes to acquire such Shares, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

“Affiliate” means, with respect to any specified person, any other person who directly or indirectly controls, is controlled by, or is under common control with such person, including without limitation any parent or direct or indirect subsidiary.

“Dollar” means United States dollars and “$” shall be interpreted accordingly.

“Effective Date” means the Effective Date, as defined in the License Agreement.

“Liabilities” means any damages, debts, obligations and other liabilities, losses, claims, taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties, expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants and other experts, and other expenses of litigation), whether direct or indirect, fixed or unfixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or unasserted, known or unknown, disputed or undisputed, joint or several, secured or unsecured, determined, determinable or otherwise, whenever or however arising.

“Licensed Products” shall have the meaning set forth in the License Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), Liabilities, financial condition, property, prospects or results of operations of the Company.

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“Share” means a common share in the capital of the Company, $0.00001 par value per share, having the rights provided for under the memorandum of association and bye-laws of the Company.

“Shareholders Agreements” means that certain Investor Rights Agreement in the form attached hereto as Exhibit A (the “Investor Rights Agreement”) and that certain Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit B (the “Right of First Refusal and Co-Sale Agreement”), in each case, of even date herewith and by and among the Company, the Subscriber and the other parties thereto.

ARTICLE II

SUBSCRIPTION FOR SHARES BY SUBSCRIBER

Section 2.1    The Subscriber hereby subscribes for and requests that the Company allot to it nine million (9,000,000) Shares (the “Closing Shares”) and the Top-up Shares (defined below), if and when issued in accordance with Section 2.5 (Top-up) in partial consideration for entering into the License Agreement and performing its obligations thereunder.

Section 2.2    Upon the Effective Date, the Company shall issue the Closing Shares to the Subscriber, and the Company shall deliver evidence of such issuance on the Effective Date or as soon as reasonably practicable thereafter.

Section 2.3    Each Closing Share subscribed for pursuant to the foregoing clause, and each Top-up Share (if and when issued in accordance with Section 2.5 (Top-up)) shall be credited as fully-paid and on issue shall rank pari passu in all respects with other Shares in issue.

Section 2.4    The Subscriber agrees to take the Closing Shares and Top-up Shares (together, the “Subscriber Shares”) subject to the memorandum of association and the bye-laws of the Company and the Shareholders Agreements (as such may be amended from time to time), and authorizes the Company to enter its name and address as set forth in Schedule 1 in the register of members of the Company.

Section 2.5    Top-up. In addition to the Closing Shares to be issued to the Subscriber, the Company will issue the Top-up Shares (defined below) to the Subscriber on the earliest of the following events (the “Top-up Event”): (a) immediately prior to the consummation of any transaction that would constitute a “Change of Control” (as defined in the Investor Rights Agreement); (b) immediately following the date and time on which the Company has issued, in the aggregate, equity securities, or other securities or instruments that are convertible or exchangeable into equity securities of the Company, in exchange for an aggregate cash

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

consideration amount to the Company equal to or in excess of one hundred and fifty million U.S. dollars ($150,000,000) (which shall include cash amounts contributed by Affiliates of the Company (whether as contributions to capital, equity investments or otherwise)), and (c) immediately prior to the effectiveness of the Company’s registration statement registering the securities being offered and sold in the Company’s “IPO” (as defined in the Investor Rights Agreement). At the time of the Top-up Event, the Company will issue to the Subscriber an additional number of Shares equal to the difference between twelve percent (12.0%) of the Company’s then Fully Diluted Share Capital (defined below), minus the Closing Shares (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction effected after the Effective Date and through the Top-up Event) (such additional Shares being the “Top-up Shares”). For purposes of this Agreement, the “Fully Diluted Share Capital” shall equal the sum of: (x) the number of issued and outstanding Shares as of the date and time of the Top-up Event; and (y) the number of Shares issuable, as of the date and time of the Top-up Event, upon exercise or conversion of other equity securities of the Company or other securities or instruments that are convertible or exchangeable into equity securities of the Company; but in all cases excluding from the calculation of the Fully Diluted Share Capital any securities included within clauses (b), (d) and (e) in the definition of “Exempted Securities” (as defined in the Investor Rights Agreement), except any Shares underlying equity compensation awards outstanding as of the date of the Top-up Event shall be included in the Fully Diluted Share Capital. For the avoidance of doubt, in no instance shall both a Derivative Security (as defined in the Investor Rights Agreement) and the Shares actually issued upon the exercise or conversion of such Derivate Security be included in the Fully Diluted Share Capital.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1    Company Representations and Warranties. The Company makes the following representations and warranties to the Subscriber as of the Effective Date:

(a)    The Company is an exempted limited company duly organized, validly existing and is in good standing under the laws of Bermuda (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)    (i) It has an authorized share capital of ten thousand dollars ($10,000), consisting of one billion (1,000,000,000) Shares having a par value of $0.00001, of which sixty-six million (66,000,000) are issued and outstanding and (ii) that immediately following the issuance to the Subscriber of the Closing Shares in accordance with Article II (Subscription for Shares by Subscriber), Subscriber will beneficially own twelve percent (12.0%) of the Company’s outstanding capital stock as of the Effective Date. All of the outstanding Shares have

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

been duly authorized, are fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and were issued in compliance with all applicable federal and state securities laws. No Shares have been reserved for issuance for any purpose, but the Company intends that, on or after the Effective Date, up to [***] Shares will be reserved for future issuance under an equity incentive plan to be established by the Company (the “Plan”). Other than the commitments to: (x) issue the [***] up to a number of Shares equal to [***] percent [***] of the outstanding Shares, as determined immediately post-Closing [***], (subject to (1) creation of the [***] and (2) approval of any such issuance by the board of directors of the Company (the “Board”)), (y) issue the Top-up Shares, and (z) issue [***] Shares from the Plan to a potential employee of ASG in connection with an outstanding offer for employment (subject to (1) adoption of the Plan post-Closing, and (2) approval of such grant by the Board), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, to purchase or acquire from the Company any Shares, or any securities convertible into or exchangeable for any Shares.

(c)    The Subscriber Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Shareholders Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber. Assuming the accuracy of the representations of the Subscriber in Section 3.3 (Subscriber Representations and Warranties) of this Agreement, the Subscriber Shares will be issued in compliance with all applicable federal and state securities laws.

(d)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii– iv) or (d)(3), is applicable. For the purposes of this Agreement, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(e)    Other than wholly-owned subsidiaries, including ASG, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(f)    The memorandum of association and the bye-laws of the Company are in the form provided to the Subscriber. The copy of the minute books of the Company provided to the Subscriber contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation of the Company and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

(g)    Assuming the accuracy of the representations made by the Subscriber in Section 3.3 (Subscriber Representations and Warranties) of this Agreement, no consent, approval,

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner, if applicable.

(h)    Except as contemplated by the License Agreement and this Agreement, the Company does not hold, nor has it held, any material assets and has not incurred, directly or indirectly, through any Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

Section 3.2    Mutual Representations and Warranties. Each Party to this Agreement makes the following representations and warranties as of the Effective Date:

(a)    All corporate authorizations and all other applicable governmental, statutory, regulatory or other consents, licenses, authorizations, waivers or exemptions required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained and are valid and subsisting.

(b)    This Agreement constitutes legal, valid and binding obligations of the Party.

(c)    The execution, delivery and performance by the Party of this Agreement does not and will not violate, breach or result in a contravention of:

(i)    any law;

(ii)    any authorization, ruling, consent, judgment, order or decree of any governmental, statutory or regulatory agency; or

(iii)    the memorandum of association and articles of association or bye-laws or any other similar constitutional document of the Party.

(d)    All information provided by one Party to the other Party under or in connection with this Agreement, the Shareholders Agreements and the License Agreement is true in all material respects and is not, by omission or otherwise, misleading in any material respect.

Section 3.3    Subscriber Representations and Warranties. The Subscriber makes the following representations and warranties as of the Effective Date:

(a)    The Shares to be acquired by the Subscriber will be acquired for investment for the Subscriber’s and its Affiliates’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same; and the Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b)    It understands that: (i) the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein; (ii) the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Subscriber must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available; (iii) the Company has no obligation to register or qualify the Shares for resale except as set forth in the Shareholders Agreements; and (iv) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy.

(c)    It understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(d)    It understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON             , 20    , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR (B) UNLESS THE TRANSFEREE IS APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES IF SUCH APPROVAL IS REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS THEREOF.

(e)    It is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)    It has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including any foreign exchange restrictions applicable to such purchase and the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(g)    Neither the Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

ARTICLE IV

CLOSING DELIVERABLES

Section 4.1    Company Closing Deliverables. The closing of the transactions contemplated herein (the “Closing”) shall take place on the Effective Date. At the Closing, the Company shall deliver the following to the Subscriber:

(a)    a certificate from the sole Director of the Company certifying that: (i) the representations and warranties of the Company set forth in Section 3.1 (Company Representations and Warranties) and Section 3.2 (Mutual Representations and Warranties) are true and correct in all respects as of the Effective Date, and (ii) the Company has performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that were required to be performed or complied with by the Company on or before the Effective Date;

(b)    the Investor Rights Agreement, executed by the Company and each “Investor” named therein;

(c)    the Right of First Refusal and Co-Sale Agreement, executed by the Company, each “Investor” named therein and each “Key Holder” named therein;

(d)    a certificate by an officer of the Company certifying: (i) the bye-laws of the Company, (ii) the memorandum of association of the Company, (iii) and resolutions of the Board of Directors of the Company approving this Agreement and the Shareholders Agreements; and

(e)    good standing certificates (or equivalent) from each jurisdiction in which the Company is either organized or qualified to do business.

Section 4.2    Subscriber Closing Deliverables. At the Closing, the Subscriber shall deliver an accurate and complete signed copy of IRS Form W-9 and an accurate and complete signed copy of the applicable Common Reporting Standard Self-Certification Form that is reasonably satisfactory to the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1    Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance of Shares hereunder and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Subscriber or the Company.

Section 5.2    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Section 5.3    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 5.4    Costs. Each Party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

Section 5.5    Entire Agreement.

(a)    Save as set forth in the Shareholders Agreements and the License Agreement, this Agreement constitutes the entire agreement and understanding of the Parties and supersedes any previous agreement between the Parties relating to the subject matter of this Agreement.

(b)    Each of the Parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (where Party to this Agreement or not) other than as expressly set out in this Agreement or any exhibit thereto as a representation or warranty. The only remedy available to it for breach of the representations or warranties shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any Liability for fraud.

Section 5.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (or similar electronic record) shall be effective as delivery of an executed counterpart signature page.

Section 5.7    Variation. No variation of or amendment to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

Section 5.8    Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in all respects in accordance with the internal laws of the State of New York, as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflict-of-law principles thereof. Any dispute, controversy or claim arising from or related to this Agreement or the breach thereof shall exclusively be resolved in the manner set forth in Section 13.9 (Dispute Resolution) of the License Agreement, the terms of which are incorporated herein by reference (mutatis mutandis).

Section 5.9    Construction. In this Agreement: (a) the clause headings are included for convenience only and shall not affect the interpretation of this Agreement; (b) words denoting the singular number include the plural and vice versa; and (c) words denoting one gender include the other genders.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Section 5.10 [***] Covenants. Following the Closing and for so long as Subscriber continues to beneficially hold at least [***] Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and during the term of the License Agreement, (i) the Company shall use Commercially Reasonable Efforts (as defined in the License Agreement) to cause the [***] (A) to acknowledge publicly ASG’s collaboration with the Subscriber in any material public communications (e.g., material press releases) relating to the [***] and (B) to only publicly disseminate such communications with the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed); and (ii) the Company shall use Commercially Reasonable Efforts to cause the [***] to include a representative of the Subscriber as a member of any board of directors or other advisory committee [***].

Section 5.11    Public Announcements. The terms of Section 11 (Confidentiality; Publication) of the License Agreement are incorporated herein by reference (mutatis mutandis).

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

ARUVANT SCIENCES LTD.		CINCINNATI CHILDREN’S HOSPITAL MEDICAL CENTER

By:	[***]	By:
Name:	[***]	Name:
Title:	[***]	Title:

Signature Page to Subscription Agreement

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

ARUVANT SCIENCES LTD.	CINCINNATI CHILDREN’S HOSPITAL MEDICAL CENTER

By:	By:	[***]
Name:	Name:	[***]
Title:	Title:	[***]

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SCHEDULE 1

SUBSCRIBER NAME AND ADDRESS

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